EXHIBIT 10.25

CANCELLATION AGREEMENT

This Cancellation Agreement (this "Cancellation Agreement") is made as of January 21, 2016 by and between Star Vending Services Corp., f/k/a, ANDES 6 Inc., a Delaware Corporation ("Star Vending"), Star Vending Acquisition Corp., a Nevada Corporation ("Star Vending AQC ") and Robert Thadeus Management Corp., a Nevada Corporation ("RTM") and The Wiebort Living Trust.

R E C I T A L S

A. As of January 21, 2016, the parties to this Agreement entered into an Agreement and Plan of Merger which provided for the merger of Star Vending AQC, as a wholly-owned subsidiary of Star Vending, into RTM, by which RTM becomes a wholly-owned subsidiary of Star Vending and issues shares to The Wiebort Living Trust in exchange for all of its shares in RTM. This Agreement provides for the cancellation of all of the shares of The Wiebort Living Trust in Star Vending to enable the completion of merger transaction by the issuance of newly issued shares to The Wiebort Living Trust in exchange for its shares in RTM.

B. Star Vending was incorporated in Delaware on January 29, 2015 as ANDES 6 Inc. Its current authorized capital stock consists of: (1) 100,000,000 shares of Common Stock, 0.0001 par value ("Star Vending, Common Stock"), of which 10,000,000 shares are issued and outstanding; and (2) 5,000,000 shares of Preferred Stock, 0.0001 par value ("Star Vending Preferred Stock"), none of which is outstanding. All issued and outstanding shares of Star Vending owned by The Wiebort Living Trust (99.5%) and Richard Chiang (0.05%). The shares owned by The Wiebort Living Trust are being cancelled and reissued in conjunction with the merger provided for in this Agreement.

C. Star Vending AQC was incorporated in Nevada on January 13, 2016. Its authorized capital stock consists of: (1) 10 shares of Common Stock, ("Star Vending AQC Common Stock"), of which 10 shares are issued and outstanding; with (2) no shares of Preferred Stock or any other class of stock. All issued and outstanding shares of Star Vending AQC are owned by Star Vending.

D. RTM was incorporated in Nevada on February 13, 2013. Its authorized capital stock consists of: (1) 10 shares of Common Stock, par value $.01 dollars per share ("RTM Common Stock"), of which 10 shares are issued and outstanding; with (2) no shares of Preferred Stock or any other class of stock. All issued and outstanding shares of RTM are owned by The Wiebort Living Trust.

E. The respective Boards of Directors of Star Vending, Star Vending AQC, and RTM have each determined that it is advisable and in the best interests of their respective stockholders that Star Vending AQC merge with and into RTM upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a merger between Star Vending AQC with and into RTM so that RTM becomes a wholly owned subsidiary of Star Vending.

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F. The Board of Directors of each of the Constituent Corporations has approved the Merger Agreement.

G. For United States federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

H. The Parties desire in this Agreement to make certain representations, warranties, covenants, and agreements in connection with, and establish certain conditions precedent to, the Merger.

               NOW, THEREFORE, the parties do hereby agree that Star Vending AQC shall merge with and into RTM on the following terms, conditions and other provisions:

THE MERGER

1. MERGER AND EFFECTIVE TIME. At the Effective Time (as defined below), Star Vending AQC shall be merged with and into RTM (the "Merger"), and RTM shall be the surviving Corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Nevada (the "Effective Time").

2. SHARE CANCELLATION. Immediately prior to the Effective Time, and contingent upon the consummation of the Merger, all of the 9,950,000 shares of common stock of The Wiebort Living Trust in Star Vending shall be cancelled in exchange for and in consideration of the rights acquired by The Wiebort Living Trust in the Agreement and Plan of Merger through this Agreement, and such shares shall be of no further force and effect.

3. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates owned by The Wiebort Living Trust, that, prior to that date; represented shares of Star Vending Stock shall, until such certificate(s) shall have been surrendered, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of RTM Common Stock evidenced by such outstanding certificate(s) as above provided.

4. TAX-FREE REORGANIZATION. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

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5. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, this Cancellation Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.

ROBERT THADEUS MANAGEMENT CORP.

a Nevada Corporation

By: _/s/_Robert Wiebort

Robert Wiebort

President and Chief Executive Officer

By: _/s/_Robert Wiebort

Robert Wiebort

VP Secretary

STAR VENDING SERVICES CORP., fka, ANDES 6 Inc.

a Delaware Corporation

By: _/s/_Robert Wiebort

Robert Wiebort

President and Chief Executive Officer

By: _/s/_Patrick_Paggi

Patrick Paggi

Chief Financial Officer

By: _/s/_Sandra Wiebort

Sandra Wiebort

VP Secretary

The Wiebort Living Trust

By: _/s/_Robert Wiebort

Robert Wiebort, Trustee

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